                                                                    EXHIBIT 99.1


Release:     January 16, 1998

Contact:     Media Relations -- Eric W. Thode, (713) 759-3635
             Investor Relations -- Brenda J. Peters, (713) 759-3954

                            TEPPCO PARTNERS, L.P.
           REPORTS RECORD FOURTH-QUARTER AND ANNUAL 1997 EARNINGS

         Houston, January 16 -- TEPPCO Partners, L.P. (NYSE:TPP) today reported record net income for both the quarter and year ended December 31, 1997.

         Net income for 1997 was $61.3 million, or $3.90 per limited partner unit, compared with net income of $58.6 million, or $3.79 per limited partner unit, for the year ended December 31, 1996. Fourth quarter net income was $18.9 million, or $1.20 per limited partner unit, compared with 1996 fourth quarter net income of $17.8 million, or $1.15 per limited partner unit.

         "TEPPCO achieved record net income for the sixth consecutive year in 1997," said William L. Thacker, chairman, president and chief executive officer. "Record deliveries of distillates and jet fuel, the result of strong demand in the surface transportation and airline sectors, led to the highest volumes recorded by the partnership to date. TEPPCO also benefited from a full year of deliveries to the Little Rock Air Force Base, completion of the Phase II mainline capacity expansion project, and expansion of the Ark-La-Tex pipeline system."


                                     (more)

         Operating revenues of $222.1 million in 1997 increased 3 percent from 1996 revenues of $216.0 million. The increase was due to delivered volumes of
189.8 million barrels in 1997, up 6 percent from 179.4 million barrels in 1996.

         Operating expenses for 1997 totaled $106.8 million, an increase of $1.6 million from 1996 operating expenses of $105.2 million. The increase was due to higher throughput and benefits costs and sales taxes.

         Operating revenues were $60.7 million for the fourth quarter, compared with 1996 fourth-quarter revenues of $58.7 million. The increase was due primarily to higher deliveries of distillates, jet fuels and butane.

         Operating expenses for the quarter were $28.0 million, compared with $28.2 million for the 1996 fourth quarter. The decrease was due to lower supplies and service costs and insurance expense, offset by increased throughput-related and benefit costs and sales taxes.

         TEPPCO Partners, L.P. is a publicly owned master limited partnership. TE Products Pipeline Company, Limited Partnership, the operating partnership, is one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States.


                                      ###

                            TEPPCO PARTNERS, L.P.
                            FINANCIAL HIGHLIGHTS
      (Unaudited - In Millions, Except Per Unit and Per Barrel Amounts)

                                                             Three Months                    Twelve Months
                                                                 Ended                           Ended
                                                              December 31                     December 31
                                                         1997             1996            1997            1996
                                                         ----             ----            ----            ----
Operating Revenues:
  Transportation-Refined Products                         $26.3           $23.7          $107.3          $ 98.6
  Transportation - LPGs                                    26.8            25.9            79.4            80.2
  Gain on Sale of Inventory                                --               0.1             2.3             3.7
  Mont Belvieu Operations                                   3.4             3.4            12.8            11.8
  Other                                                     4.2             5.6            20.3            21.7
                                                          -----           -----          ------          ------

      Total operating revenues                             60.7            58.7           222.1           216.0
                                                          -----           -----          ------          ------

  Operating expenses                                       28.0            28.2           106.8           105.2
  Depreciation                                              6.1             5.6            23.8            23.4
                                                          -----           -----          ------          ------

      Operating income                                     26.6            24.9            91.5            87.4
                                                          -----           -----          ------          ------

Interest expense                                           (8.4)           (8.7)          (33.7)          (34.9)
Other income - net                                          0.7             1.6             3.5             6.1
                                                          -----           -----          ------          ------

  Net Income                                              $18.9           $17.8          $ 61.3          $ 58.6
                                                          =====           =====          ======          ======

  Basic Net Income Per
  Limited Partner Unit                                    $1.20           $1.15          $ 3.90          $ 3.79
                                                          =====           =====          ======          ======

  Diluted Net Income Per
  Limited Partner Unit                                    $1.20           $1.15          $ 3.90          $ 3.78
                                                          =====           =====          ======          ======

Number of Limited
  Partner Units                                            14.5            14.5            14.5            14.5


                                                      OPERATING DATA

Barrels Delivered
  Refined Products                                         29.2            28.1           120.0           115.3
  LPGs                                                     12.9            12.7            42.0            41.6
  Mont Belvieu Operations                                   7.2             5.4            27.8            22.5
                                                          -----           -----          ------          ------

      TOTAL                                                49.3            46.2           189.8           179.4
                                                          =====           =====          ======          ======

Average Tariff Per Barrel
  Refined Products                                        $0.90           $0.85          $ 0.89          $ 0.86
  LPGs                                                     2.07            2.03            1.89            1.93
  Mont Belvieu Operations                                  0.15            0.18            0.15            0.17
                                                          -----           -----          ------          ------

Average System Tariff
  Per Barrel                                              $1.10           $1.09          $ 1.00          $ 1.02
                                                          =====           =====          ======          ======

TEPPCO PARTNERS, L.P.
CONDENSED BALANCE SHEETS (Unaudited)
(In millions)

-------------------------------------------------------------------------------------------------------------------
                                                                                             December 31,
                                                                                         1997            1996
-------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
     Cash and cash equivalents                                                           $ 43.9          $ 34.0
     Short-term investments                                                                 2.1            24.1
     Other                                                                                 45.1            40.6
-------------------------------------------------------------------------------------------------------------------
Total current assets                                                                       91.1            98.7

Property, plant and equipment - net                                                       567.7           561.1
Investments                                                                                10.0             6.9
Other assets                                                                                5.1             4.5
-------------------------------------------------------------------------------------------------------------------
Total assets                                                                             $673.9          $671.2
===================================================================================================================
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities                                                                      $ 53.9          $ 47.5
First Mortgage Notes                                                                      309.5           326.5
Other non-current liabilities and
     minority interest                                                                      7.5             6.9
Partners' capital
     General partner's interest                                                             5.8             4.6
     Limited partners' interests                                                          297.2           285.7
-------------------------------------------------------------------------------------------------------------------
     Total partners' capital                                                              303.0           290.3
-------------------------------------------------------------------------------------------------------------------
     Total liabilities and partners' capital                                             $673.9          $671.2
===================================================================================================================

TEPPCO PARTNERS, L.P.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

-------------------------------------------------------------------------------------------------------------------
                                                                                            Twelve Months
                                                                                                Ended
                                                                                             December 31,
                                                                                         1997                1996
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
     Net income                                                                          $ 61.3          $ 58.6
     Depreciation, working capital and other                                               22.3            27.5
-------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                                  83.6            86.1
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
     Proceeds from investments                                                             25.0            18.6
     Investments                                                                           (6.2)          (14.4)
     Insurance proceeds related to damaged asset                                            1.0             -
     Proceeds from the sale of property, plant
       and equipment                                                                        1.4             -
     Restricted investments designated for
       property additions                                                                   -              10.5
     Capital expenditures                                                                 (32.9)          (51.3)
-------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                                     (11.7)          (36.6)
-------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:
     Principal payment, First Mortgage Notes                                              (13.0)          (10.0)
     Distributions paid                                                                   (49.0)          (45.2)
-------------------------------------------------------------------------------------------------------------------
Net Cash Used in Financing Activities                                                     (62.0)          (55.2)
-------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease)in Cash
 and Cash Equivalents                                                                       9.9            (5.7)
Cash and Cash Equivalents--
     beginning of period                                                                   34.0            39.7
-------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents--end of period                                                $  43.9         $  34.0
===================================================================================================================